Exhibit 10.1

OPTION TERMINATION AGREEMENT

THIS OPTION TERMINATION AGREEMENT (this “Agreement”) is made as of ________, 2019, by and between the undersigned (the “Option Holder”) and CAS Medical Systems, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Merger Agreement (as defined below).

RECITALS

A. The Company granted to the Option Holder an option to acquire shares of the Company’s common stock, par value $0.004 per share, as set forth on Exhibit A hereto (the “Option Agreement,” with the options under such Option Agreement being the “Options”), which Option Agreement contains an exercise price per share that is higher than $2.45.

B. The Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated February 11, 2019, by and among Edwards Lifesciences Holding, Inc., a Delaware corporation (“Parent”), Crown Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company with the Company as the surviving corporation.

C. The date on which the Merger is consummated is hereinafter referred to as the “Effective Time”.

D. In connection with the transactions contemplated by the Merger, the Option Holder entered into that certain Voting Agreement, dated February 11, 2019, by and between Parent and the Option Holder, pursuant to which the Option Holder agreed to terminate the Option Agreement immediately prior to the Effective Time without further liability or obligation to the Company.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Option Holder and the Company hereby agree as follows, and Parent and Merger Sub shall be entitled to rely on the following agreements between the Option Holder and the Company:

1. Termination of Option Agreement. Effective immediately prior to the Effective Time, the Options are cancelled and the Option Agreement is hereby terminated and of no force and effect. The Option Holder hereby releases the Company, Parent and Merger Sub, and each of their respective affiliates, from any liability with respect to the cancellation of the Options set forth hereunder.

2. Representations and Warranties. By virtue of the execution and delivery of this Agreement by the Option Holder, the Option Holder hereby represents and warrants to the Company that: (a) the Option Holder is a competent adult and/or has full and complete power, legal right and authority to execute and deliver this Agreement and to carry out its provisions; (b) the execution, delivery and performance of this Agreement by the Option Holder does not and will not result in a violation of any law applicable to the Option Holder or result in a breach of, conflict with or default under, any term or provision of any note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other instrument or agreement to which the Option Holder is a party; (c) the Option Holder is the legal, record and beneficial owner of the Options and owns good, valid, legal and marketable title to such Options, free and clear of all pledges, security interests, liens, claims, encumbrances, agreements, rights of first refusal and options of any kind whatsoever, other than spousal interest or such restrictions arising under the Securities Act of 1933, as amended, state securities laws or any of the documents and other agreements executed as of the date hereof in connection with the consummation of the Merger; and (d) the Option Holder has had access to or the opportunity to review sufficient written and oral information about the Company and the Merger Agreement to allow the Option Holder to make an informed decision prior to executing this Agreement. The Option Holder further acknowledges and agrees that neither the Company nor any other party has made any oral or written representation, inducement, promise or agreement to the Option Holder in connection with the buyout of the Options, other than as expressly set forth in this Agreement or in the Merger Agreement.

3. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. If the Option Holder is married and the Options to be terminated hereunder constitute community property or otherwise need spousal or other approval for the termination to be legal, valid and binding, this Agreement is being contemporaneously herewith executed and delivered by the Option Holder’s spouse. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Option Holder or the Company or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein; provided that Parent and Merger Sub shall be entitled to rely upon the acknowledgements and agreements set forth in this Agreement in consummating the Merger.

4. Entire Agreement. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those made herein.

5. Amendment; Termination. No amendment or modification of this Agreement shall be valid or binding unless made in writing and duly executed by the party against whom enforcement of any such amendment or modification is sought and making specific references to this Agreement. This Agreement shall expire upon termination of the Merger Agreement.

6. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Delaware, without regard to its conflicts of laws principles.

7. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8. Taxation. The Option Holder shall be solely responsible for any personal tax consequences arising from this Agreement and the holding and termination of the Options.

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IN WITNESS WHEREOF, the Company and the Option Holder have each executed this Agreement as of the date and year first above written.

CAS MEDICAL SYSTEMS, INC.

By:_____________________________

Name:

Title:

OPTION HOLDER:

________________________________

Name:

[Signature Page to Option Termination Agreement]

Exhibit A

Options

Option Grant Date	Option Plan	Number of Options	Exercise Price Per Option